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                              CROWN VANTAGE INC.
                    STOCK AWARD PLAN FOR OUTSIDE DIRECTORS
                        (as amended December 5, 1996)

CROWN VANTAGE INC. (the "Company"), hereby adopts the Crown Vantage Inc. Stock Award Plan for Outside Directors.

1. PURPOSE. This Stock Award Plan for Outside Directors (the "Plan") is intended to advance the interests of the Company by providing directors of the Company who are not full-time employees of the Company or a parent or subsidiary ("Outside Directors") with shares of stock of the Company and an additional incentive to promote its success. The Plan has been adopted by the Board of Directors of the Company (the "Board of Directors") and approved by James River Corporation of Virginia ("James River"), the Company's sole shareholder. The Plan is intended to conform to the provisions of Rule 16b-3 of the Securities Exchange Act of 1934, as amended, or any replacement rule in effect from time to time ("Rule 16b-3").

     The Plan shall become effective as of the record date of the distribution of shares of stock of the Company by James River to its shareholders. The record date of the distribution is referred to as the "Record Date."

2.   ELIGIBILITY AND AWARD OF STOCK.

     (a) On the first business day of each fiscal year of the Company, beginning with the 1997 fiscal year, the Company shall award to each Outside Director as of that date the number of whole shares of common stock of the Company ("Company Stock") that, when multiplied by the Fair Market Value (as described below) of the Company Stock, shall as nearly as possible equal, but not exceed, $12,500, provided that a minimum of 250 shares of Company Stock shall be awarded to each Outside Director.

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     (b)  The Company, beginning with the 1997 fiscal year, shall set an amount of cash compensation to be paid during such year to each Outside Director (the "Cash Award"). Before the beginning of any fiscal year of the Company, beginning with the 1997 fiscal year, an Outside Director may elect to receive the Cash Award in whole shares of Company Stock. If the Outside Director so elects to receive Company Stock, the Director shall be awarded the number of whole shares of Company Stock that, when multiplied by the Fair Market Value (as described below) of the Company Stock, shall as nearly as possible equal, but not exceed 1.2 times the Cash Award. Once awarded, such shares of Company Stock shall be subject to vesting restrictions, deferral election and provisions as otherwise provided in this Award Plan.

     (c) For purposes of the Plan, the Fair Market Value of Company Stock shall be the mean of the average of the high and low trading prices of the Company Stock, as reported in the WALL STREET JOURNAL, for each of the ten trading days immediately preceding the award date.

     (d) Company Stock shall automatically be awarded under the Plan as describe above. If at any time there are not sufficient shares available under the Plan to permit an automatic award as described above, the award shall be reduced pro rata (to zero, if necessary) so as not to exceed the number of shares then available under the Plan.

     (e) The Company Stock awarded under the Plan shall be restricted as in Section 4 below. Each Outside Director may elect to defer payment of the Company Stock as described in Section 5 below.

     (f) As of the fifth (5th) business day following the earliest of the date on which an Outside Director is first elected or appointed to the Board of Directors as an Outside Director, the Company shall award to the Outside Director that number of whole shares of Company Stock that, when multiplied by the Fair

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     Market Value (as described above) of the Company Stock, shall as nearly as possible equal, but not exceed the amount obtained by multiplying $12,500 by a fraction, the numerator of which is the number of days in the fiscal year following the date on which the Outside Director is elected or appointed to the Board of Directors (as applicable) and the denominator of which is 365. In addition, the Company shall provide such Outside
     Director the opportunity to elect to receive whole shares of Company Stock in lieu of cash compensation as provided in subparagraph (b) above.

3. STOCK. The Company has reserved an aggregate of 75,000 shares of Company Stock for issuance pursuant to the Plan. The aggregate number is subject to adjustment as provided in Section 7. In the event of a change in the capital structure of the Company (as provided in Section 7), the shares resulting from such change shall be deemed to be Company Stock within the meaning of the Plan. The aggregate number of shares of Company Stock reserved shall be reduced by the issuance of shares under the Plan, but, to the extent permitted by Rule 16b-3, shall not be reduced if an Outside Director forfeits the right to receive Company Stock under the Plan.

4.   RESTRICTIONS ON COMPANY STOCK.

     (a) Except as provided in Section 5 below, all Company Stock granted under the Plan shall be restricted as described in this Section. Each Outside Director shall become vested in Company Stock awarded pursuant to Section 2 on the date that is one year after the Company Stock is awarded, if the Outside Director continues to be a member of the Board of Directors during the entire one-year period following the date of the award. In addition, an Outside Director shall become vested in such Company Stock (i) upon retirement from the Board of Directors at or after age 65, (ii) if the Outside Director dies while serving as a member of the Board of Directors or (iii) if the Outside Director ceases to be a member of the Board of Directors as a result of a Change of Control (as defined in Section 8). If the Outside Director ceases to be a member of the Board of

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     Directors for any reason other than one described in the preceding sentence during the one-year period following the award of Company Stock, the Outside Director's right to the Company Stock shall be forfeited.

     (b) Shares of Company Stock that are restricted as described in this
     Section 4 may not be sold, assigned, transferred, disposed of, pledged, hypothecated or otherwise encumbered until the Stock becomes vested.

     (c) When restricted Company Stock is issued, a certificate representing the shares shall be issued in the name of the Outside Director, subject to the restrictions imposed by the Plan. The Secretary of the Company shall hold the certificates for the benefit of the Outside Director. In other respects, the Outside Director shall have all the rights of a shareholder with respect to the shares of Company Stock, including, but not limited to, the right to vote such shares and the right to receive all cash dividends. Certificates representing restricted Company Stock shall bear a legend referring to the restrictions set forth in the Plan. If stock dividends or other non-cash distributions are declared on restricted Company Stock, such stock dividends or other distributions shall be subject to the same restrictions as the underlying shares of Company Stock.

5.   DEFERRAL OF PAYMENT.

     (a) Before the date on which an award of Company Stock is to be made to Section 2, an Outside Director may elect to defer payment of part or all of his award. If an Outside Director wishes to defer part of an award, the deferral must relate to at least 40% of the award. An Outside Director shall designate, at the time of the deferral, that payment shall be made either (i) as of the first day of any calendar year that is at least two years after the date of the deferral or (ii) when the Outside Director ceases to be a member of the Board of Directors. An Outside Director's deferral election shall be irrevocable. A deferral election shall be made by filing a written election with the Company and

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     shall be made in a time and manner consistent with Rule 16b-3.  Except as provided in Section 2(f) (concerning awards made when Outside Directors are first elected or appointed to the Board of Directors), a deferral election shall be made before the services to which the award relates have been rendered.

     (b) If an Outside Director elects to defer payment of an award, the Company shall establish a book account on its records for the Outside Director and shall credit to the Outside Director's book account (the "Director's Deferred Stock Account") a number of hypothetical shares of Company
     Stock ("Director Deferred Stock") equal to the number of shares of Company Stock that otherwise would have been granted pursuant to the award. No actual shares of Company Stock or other certificates shall be issued. An Outside Director's interest in such Director Deferred Stock may not be sold, assigned, transferred, pledged, hypothecated or otherwise encumbered.

     (c) Each Director's Deferred Stock Account shall be adjusted to take into account cash dividends that are declared on Company Stock. The Company shall determine the amount of such dividends that are declared as of each record date with respect to shares of Company Stock equal to the number of hypothetical shares of Company Stock that are credited to the Director's Deferred Stock Account as of such record date. The total cash dividends shall then be converted into hypothetical shares of Company Stock by dividing the amount of the dividends by the Fair Market Value of the Company Stock as of the record date (as determined pursuant to Section 2 but based on the ten trading days immediately following the record date), and the nearest whole number of hypothetical shares of Company Stock so determined shall be credited to the Director's Deferred Stock Account. Each Director's Deferred Stock Account shall be adjusted to take into account any stock dividends or other non-cash distributions pursuant to Section 7 below.

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     (d) If an Outside Director who has elected to defer Company Stock pursuant to this Section 5 continues to be a member of the Board of Directors during the entire one-year period following the date of the award, the Outside Director shall receive payment of the Director's Deferred Stock Account
     on the first to occur of:   the first day of the calendar year
     designated by the Outside Director at the time of the deferral, or (ii) the date on which the Outside Director ceases to be a member of the Board of Directors. In addition, the Outside Director shall become entitled to receive payment of the Director's Deferred Stock Account (i) if the Outside Director retires from the Board of Directors at or after attaining age 65, if the Outside Director dies while serving as a member of the Board of Directors or if the Outside Director ceases to be a member of the Board of Directors as a result of a Change of Control. If the Outside Director ceases to be a member of the Board of Directors for any reason other than one described in the preceding sentence during the one-year period following the award, the portion of the Director's Deferred Stock Account that is attributable to cash dividends declared on Company Stock during the one-year period shall be paid to the Outside Director pursuant to subsection (e) below, and the balance of the Director's Deferred Stock Account shall be forfeited.

     (e) If an Outside Director has the right to receive payment of the Director's Deferred Stock Account pursuant to subsection (d) above, the Company shall distribute to the Outside Director that number of whole shares of Company Stock that is equal to the number of hypothetical whole shares of Company Stock that are then credited to the Director's Deferred Stock Account. If an Outside Director is entitled to receive payment of only the portion of the Director's Deferred Stock Account that is attributable to dividends pursuant to subsection (d) above, the Company shall distribute to the Outside Director that number of whole shares of Company Stock that as nearly as possible equals, but does not exceed, the portion of the Director's Deferred Stock Account that is attributable

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     to such dividends.  The shares of Company Stock so distributed shall not be subject to the restrictions described in Section 4.

6. ISSUANCE OF COMPANY STOCK. The Company shall not be required to issue or deliver any certificate for shares of Company Stock before (i) the admission of such shares to listing on any stock exchange on which the Company Stock may then be listed, or listing of such shares for trading on the NASDAQ National Market System, (ii) receipt of any required registration or other qualification of such shares under any state or federal law or regulation that the Company's counsel shall determine is necessary or advisable, and
(iii) the Company shall have been advised by counsel that all applicable legal requirements have been complied with. The Company may place on a certificate representing Company Stock any legend required pursuant to
Section 4, and any legend deemed necessary by the Company's counsel to comply with federal or state securities laws. No shares of Company Stock shall be issued under the Plan unless the Outside Director pays to the Company, or makes arrangements satisfactory to the Company regarding the payment of, any applicable withholding or other taxes. Until the Outside Director has been issued a certificate for the shares of Company Stock acquired, the Outside Director shall possess no shareholder rights with respect to the shares.

7. EFFECT OF STOCK DIVIDENDS AND OTHER CHANGES. Appropriate adjustments shall be made automatically to the number and kind of shares to be issued under the Plan, outstanding awards (including Directors' Deferred Stock Accounts) and any other relevant provisions if there are any changes in the Company Stock by reason of a stock dividend, stock split, combination of shares, spin-off, reclassification, recapitalization, merger, consolidation or other change in the Company's capital stock (including, but not limited to, the creation or issuance to shareholders generally of rights, options or warrants for the purchase of common stock or preferred stock of the Company). If the adjustment would produce fractional shares, the fractional shares shall be eliminated by rounding to the nearest whole share. The adjustments shall be made in a manner consistent with Rule 16b-3.

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8.   CHANGE OF CONTROL.

     (a)  For purposes of this Plan, a Change of Control means:

          (i) The acquisition by any unrelated person of beneficial ownership (as that term is used for purposes of the Securities Exchange Act of 1934, as amended) of 20% or more of the then outstanding shares of common stock of the Company or the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors. The term "unrelated person" means any person other than (x) the Company and its subsidiaries, (y) an employee benefit plan or trust of the Company or its subsidiaries, and (z) a person who acquires stock of the Company pursuant to an agreement with the Company that is approved by the Board of Directors in advance of the acquisition, unless the acquisition results in the persons who were directors of the Company before the acquisition ceasing to constitute a majority of the Board of Directors. For purposes of this subsection, a "person" means an individual, entity or group, as that term is used for purposes of the Act.

          (ii) Approval by the shareholders of the Company of a reorganization, merger, consolidation or other transaction (collectively a "transaction") with respect to which the persons who were the beneficial owners of the common stock and voting securities of the Company immediately prior to the transaction do not, following the transaction, beneficially own, directly or indirectly, more than 50% of the then outstanding shares of common stock of the Company (or the successor corporation) or the combined voting power of the then outstanding voting securities of the Company (or the successor corporation) entitled to vote generally in the election of directors.

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          (iii) A liquidation or dissolution of the Company, or a sale or other disposition of all or substantially all of the assets of the Company.

          (iv) A contested election in which an Outside Director who is nominated by the Board of Directors is not elected to the Board of Directors; provided that the contested election shall only be deemed a Change of Control with respect to the Outside Director who ceases to be a member of the Board of Directors as a result of the contested election.

     (b) An Outside Director will be considered to have ceased to be a member of the Board of Directors as a result of a Change of Control if the Outside Director ceases to be a member of the Board of Directors during the one-year period commencing on the date of the applicable event described in subsection (a).

9. ADMINISTRATION OF THE PLAN. The Board of Directors shall be responsible for the proper implementation of the Plan. The Board of Directors shall not exercise any discretion with respect to the administration of the Plan, except as may be permitted by Rule 16b-3. The Board of Directors shall have all powers vested in it by the terms of the Plan. Any decision of the Board of Directors with respect to the Plan shall be final and conclusive. The Board of Directors may act only by a majority of its members in office, except that the members may authorize any one or more of their number or any officer of the Company to execute and deliver documents on behalf of the Board of Directors. The Board of Directors may consult with counsel, who may be counsel to the Company, and shall not incur any liability for action taken in good faith in reliance upon the advice of counsel.

10. EXPIRATION AND TERMINATION OF THE PLAN. Company Stock shall be awarded under the Plan until the Plan is terminated by the Board of Directors or until such earlier date when termination of the Plan shall be required by law. If not sooner terminated, the Plan shall terminate automatically on August 1, 2005.

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11.  AMENDMENTS.  The Board of Directors may from time to time make such changes in and additions to the Plan as it may deem appropriate; provided that, if and to the extent required by Rule 16b-3, no change shall be made that increases the total number of shares reserved for issuance under the Plan (except pursuant to Section 7), changes the class of persons eligible to receive Company Stock, or materially increases the benefits accruing to Outside Directors under the Plan, unless such change is authorized by the shareholders of the Company. If required by Rule 16b-3, the Plan may not be amended periodically, and in no event more often than every six months, except for amendments required to comply with changes in the Internal Revenue Code of 1986, as amended (the "Internal Revenue Code") or the rules thereunder. The Board may unilaterally amend the Plan as it deems appropriate to ensure compliance with Rule 16b-3 and to cause awards of Company Stock pursuant to the Plan to meet the applicable requirements of the Internal Revenue Code. Except as provided in the preceding sentence, the termination of the Plan or any change or addition to the Plan shall not, without the consent of any Outside Director who is adversely affected thereby, alter any Company Stock awards previously made to the Outside Director pursuant to the Plan.

12. RIGHTS UNDER THE PLAN. Title to and beneficial ownership of all benefits described in the Plan shall at all times remain with the Company. Participation in the Plan and the right to receive payments under the Plan shall not give an Outside Director any proprietary interest in the Company or any subsidiary or any of their assets. No trust fund shall be created in connection with the Plan (other than a trust fund that does not change the characterization of the Plan as an "unfunded" plan under the Internal Revenue
Code), and there shall be no required funding of amounts that may become payable under the Plan. An Outside Director shall, for all purposes, be a general creditor of the Company. The interests of an Outside Director under the Plan cannot be assigned, anticipated, sold, encumbered or pledged and shall not be subject to the claims of his creditors.

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13.  BENEFICIARY.  An Outside Director may designate, in a writing delivered to the Company, one or more beneficiaries (which may include a trust) to receive any payments that may become due under the Plan after the death of the Outside Director. If an Outside Director fails to designate a beneficiary, or no designated beneficiary survives the Outside Director, any payments to be made with respect to the Outside Director after his death shall be made to the personal representative of the Outside Director's estate.

14.  Notice. All notices and other communications required or permitted to be given under the Plan shall be in writing and shall be deemed to have been duly given if delivered personally or mailed first class, postage
prepaid, as follows:   if to the Company, at its principal business address,
to the attention of the Secretary; if to any Outside Director, at the last address of the Outside Director known to the sender at the time the notice or other communication is sent.

15. INTERPRETATION. The terms of this Plan are subject to all present and future rulings of the Securities Exchange Commission with respect to Rule 16b-3. If any provision of the Plan would cause the Plan to fail to meet the requirements of Rule 16b-3, then that provision of the Plan shall be void and of no effect.

IN WITNESS WHEREOF, the Company has caused this Plan to be executed this 5th day of December, 1996.

CROWN VANTAGE INC.

By /s/ Ernest S. Leopold
  ---------------------------
       Ernest S. Leopold
       Chairman, President and
       Chief Executive Officer



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